CODE OF ETHICS
Sarbanes-Oxley
Davis Funds
Selected Funds
Effective June 30, 2003


Preamble

Davis Funds and Selected Funds have adopted this Code in compliance with
Item 2 of Form N-CSR of the 1940 Act, which implements Section 406 of the Sarbanes-Oxley Act.

This Code is intended to address a broad range of conduct, including deterrence of wrongdoing, SEC filing disclosure, compliance with governmental laws, rules and regulations, and general ethical conduct, including the ethical handling of actual or apparent conflicts of interest. The public availability of this Code is intended to allow investors to better understand the ethical principles that guide executives of the Davis Funds and to increase investor confidence in the Davis Funds.

1. Definitions

All definitions shall be interpreted by reference to the 1940 Act.

"1940 Act" refers to the Investment Company Act of 1940.

"Code" is this Code of Ethics adopted to meet the requirements of Item 2 of Form N-CSR. "Code" does not include the Code of Ethics adopted under Rule 17j-1 of the 1940 Act.

"Davis Funds" consists of Davis New York Venture Fund, Inc., Davis
Series, Inc., Davis International Series, Inc., and Davis Variable Account Fund, Inc.

"Selected Funds" consists of Selected American Shares, Inc., Selected Special Shares, Inc., and Selected Capital Preservation Trust.

"Funds" consists of Davis Funds and Selected Funds.

"Principal Executive Officer" means the officer elected to such office by the Funds.

"Principal Financial Officer" means the officer elected to such office by the Funds.

"Principal Officers" are defined as the Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, and Controller, or persons performing similar functions elected by Davis Funds and Selected Funds.

"Executive Officer of the Funds" means any elected president or vice president of a Fund.

"SEC" means the Securities and Exchange Commission.

"Independent Directors" means those directors of the Funds who are not "interested persons" as defined in the 1940 Act.

"Lead Independent Director" means the Independent Director whom a majority of the Independent Directors have designated to serve in such capacity.

"Fund Reporting Authority" means (i) counsel to the Independent Directors,
(ii) the affected Fund's Lead Independent Director, or (iii) the affected Fund's Board of Directors (including a majority of the Independent Directors).

"Waiver" means the approval by the appropriate Fund's Board of Directors of a material departure from a provision of this Code.

"Implicit Waiver" means the failure to take action within a reasonable period of time regarding a material departure from a provision of this Code that has been made known to an Executive Officer of the Fund.

2. Scope

(a) Conduct. All sections of this Code apply to Principal Officers when they are performing their duties as Principal Officers of the Funds. This Code does not apply to such persons' activities when not functioning as Principal Officers of the Funds.

(b) Reporting. Section 3(c) and Section 6 of this Code apply to all Executive Officers.

3. Honest and Ethical Conduct, Conflicts of Interest

(a) When performing their duties as Principal Officers of the Funds, the Principal Officers shall deal honestly and ethically and avoid wrongdoing.

(b) Conflicts of Interest. Principal Officers may have occasion to deal with actual or apparent conflicts of interest between personal and professional relationships. The Principal Officers may also serve as officers of related entities, such as the Funds' investment adviser and/or underwriter. This dual service may lead to actual or apparent conflicts of interest.

(c) Reporting Conflicts of Interest. All Executive Officers have a duty to report actual or apparent conflicts of interest to a Fund Reporting Authority.

(d) Safe Harbor. If a Principal Officer:

        (i) makes a full disclosure of an actual or apparent conflict of interest to a Fund Reporting Authority,

        (ii) creates a written memorandum of the disclosure and resulting agreement,

        (iii) provides copies of the written disclosure/agreement to counsel to the Independent Directors and to the Secretary of the Funds, and

        (iv) acts in accordance with the written disclosure/agreement,

Then, the Principal Officer shall be presumed to have dealt with the actual or apparent conflict of interest in an honest and ethical manner and to have avoided wrongdoing.

4. Disclosure in Reports

(a) Principal Officers shall make reasonable efforts to ensure full, fair, accurate, timely and understandable disclosure in reports and documents that the Funds file with or submit to the SEC, and in other public communications made by the Funds.

(b) The Principal Financial Officer is primarily responsible for the Funds' annual and semi-annual reports, Form N-CSR, Form N-SAR, and Form 24f-2. In addition, the Principal Financial Officer shall make reasonable efforts to ensure the accuracy of accounting data included in other SEC filings. The Principal Financial Officer is not responsible for ensuring the accuracy of any other SEC filings or other public communications made by the Funds.

(c) Principal Officers are entitled to rely upon procedures adopted by the Funds and their affiliates (including their investment advisers, sub-advisers, principal underwriter, transfer agent and custodian) that are intended to ensure accurate and timely filing of documents with the SEC or communications with the public.

5. Compliance with Applicable Laws

(a) Principal Officers shall make reasonable efforts to ensure the Funds' compliance with applicable governmental laws, rules, and regulations.

(b) The Principal Officers do not have a duty to ensure the Funds' compliance in areas outside of their span of control. For example (by way of illustration and not of limitation), the Principal Financial Officer shall not have any duties with respect to compliance issues delegated to Davis Selected Advisers, L.P.'s Legal Department, Compliance Department, Marketing Department, etc.

(c) Principal Officers are entitled to rely upon procedures adopted by the Funds and their affiliates (including their investment advisers, sub-advisers, principal underwriter, transfer agent and custodian) that are intended to comply with applicable governmental laws, rules, and regulations.

6. Reporting Violations

(a) Any Executive Officer of the Funds, including but not limited to any Principal Officer, who becomes aware of an actual or apparent material violation of this Code, shall bring the violation to the attention of the Principal Executive Officer.

(b) Upon learning of an actual or apparent material violation of this Code, the Principal Executive Officer shall inquire into the evidence of the material violation:

        (i) Unless the Principal Executive Officer reasonably believes that no material violation has occurred, is ongoing , or is about to occur, he must take reasonable steps to correct the situation and report the violation to a Fund Reporting Authority.

        (ii) If the Principal Executive Officer determines that no actual violation has occurred, then he shall report his finding back to the reporting Executive Officer. If the reporting Executive Officer has an actual belief that the Principal Executive Officer has incorrectly determined that no material violation has occurred, then the reporting Executive Officer shall report the actual or apparent violation to a Fund Reporting Authority.

7. Accountability

(a) The Board of Directors of the affected Funds, including a majority of the Independent Directors of that Fund, shall determine appropriate penalties and reparations for violations of this Code as they are reported.

(b) The goals of the Board of Directors shall be:

        (i) to make the Funds whole for any damage suffered;

        (ii) to institute policies to prevent the violation from recurring;
        and

        (iii) to provide a deterrence to future violations of the same nature.

8. Amendments

(a) This Code was initially adopted by a majority of the Board of Directors (including a majority of the Independent Directors voting separately).

(b) All material amendments to this Code must be approved by a majority of the Board of Directors (including a majority of the Independent Directors voting separately).

(c) A copy of each version of the Code shall be maintained for five years in an easily accessible place.

9. Waivers

(a) A majority of the Independent Directors (the Davis Funds and Selected Funds voting separately) may grant a waiver to a Principal Officer from the application of this Code.

(b) A written memorandum shall record the waiver granted from application of this Code, including the scope of the waiver and the reasoning of the Independent Directors.

10. Filing Requirements

Annual Filing. Each Fund shall file a copy of this Code as an exhibit to its annual report on Form N-CSR.

Amendments. All substantive amendments to the Code shall be reported on Form N-CSR, covering the time period during which the amendment was made. The report shall briefly describe the nature of the amendment.

Technical, administrative, or other non-substantive amendments to the Code do not need to be reported.

Waivers and Implicit Waivers. All Waivers granted to the Code, and all Implicit Waivers, shall be reported on Form N-CSR, covering the time period during which the amendment was made. The report shall briefly describe the nature of the Waiver or Implicit Waiver.